As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-261728

Registration No. 333-229624

Registration No. 333-222916

Registration No. 333-219726

Registration No. 333-208679

Registration No. 333-201797

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-261728

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-229624

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-222916

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-219726

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-208679

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-201797

UNDER

THE SECURITIES ACT OF 1933

S&W SEED COMPANY

(Exact name of registrant as specified in its charter)

Nevada	27-1275784
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(720) 506-9191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vanessa Baughman

Interim Chief Executive Officer and Chief Financial Officer

S&W Seed Company

2101 Ken Pratt Blvd, Suite 201

Longmont, CO 80501

(720) 506-9191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kevin Zen

Snell & Wilmer L.L.P.

600 Anton Boulevard., Suite 1400

Costa Mesa, CA 92626

(714) 427-7000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of all securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) are being filed by S&W Seed Company, a Nevada corporation (the “Registrant”), to deregister all securities remaining unsold under the following Registration Statements on Form S-3 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-3 (File No. 333-261728), filed with the SEC on December 17, 2021;

●	Registration Statement on Form S-3 (File No. 333-229624), filed with the SEC on February 12, 2019;

●	Registration Statement on Form S-3 (File No. 333-222916), filed with the SEC on February 7, 2018;

●	Registration Statement on Form S-3 (File No. 333-219726), filed with the SEC on August 4, 2017;

●	Registration Statement on Form S-3 (File No. 333-208679), filed with the SEC on December 21, 2015, as amended by Amendment No. 1 to Form S-3, filed with the SEC on January 6, 2016; and

●	Registration Statement on Form S-3 (File No. 333-201797), filed with the SEC on January 30, 2015.

In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on July 31, 2025.

S&W SEED COMPANY

By:	/s/ Vanessa Baughman
Name:	Vanessa Baughman
Title:	Interim Chief Executive Officer and Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.